EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. Contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS 2013 ANNUAL NET INCOME OF $98.5 MILLION AND RETURN ON ASSETS OF 1.05%

CHICAGO, January 15, 2014 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2013 fourth quarter net income of $23.9 million and 2013 annual net income of $98.5 million.

"We ended the year on a positive note, with robust commercial loan growth and strong core earnings," stated Mitchell Feiger, President and Chief Executive Officer of the Company. "Our return on assets increased to 1.05% in 2013 compared to 0.95% for the prior year, driven by significant increases in revenues from our fee businesses and low credit costs. We remain focused on executing our business strategy while planning our pending merger with Taylor Capital. We look forward to an exciting 2014."

Net income, net income available to common stockholders and fully diluted earnings per share were as follows (quarterly percentage changes are not annualized throughout the document):

	4Q13	3Q13	Change from 3Q13 to 4Q13	4Q12	Change from 4Q12 to 4Q13	2013	2012	Change from 2012 to 2013
(dollars in thousands, except per share data)
Net income	$23,856	$24,400	-2.2%	$24,012	-0.6%	$98,455	$90,374	+8.9%
Net income available to common stockholders	23,856	24,400	-2.2	24,012	-0.6	98,455	87,105	+13.0
Fully diluted earnings per share	0.43	0.44	-2.3	0.44	-2.3	1.79	1.60	+11.9

Results for the fourth and third quarters of 2013 reflected $724 thousand and $1.8 million, respectively, in legal and professional costs related to our pending merger with Taylor Capital Group, Inc., totaling $2.5 million for the year.

Key items include:

Overall Fee Income Increase Driven by our Key Fee Initiatives:

	4Q13	3Q13	Change from 3Q13 to 4Q13	4Q12	Change from 4Q12 to 4Q13	2013	2012	Change from 2012 to 2013
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$841	$972	-13%	$2,386	-65%	$3,560	$5,086	-30%
Commercial deposit and treasury management fees	6,545	6,327	+3	6,095	+7	24,867	23,636	+5
Lease financing, net	15,808	14,070	+12	12,419	+27	61,243	36,382	+68
Trust and asset management fees	4,975	4,799	+4	4,623	+8	19,142	17,990	+6
Card fees	2,838	2,745	+3	2,505	+13	11,013	9,368	+18
Total key fee initiatives	31,007	28,913	+7	28,028	+11	119,825	92,462	+30

Other non-interest income	7,788	8,334	-7	10,373	-25	33,342	36,307	-8
Total core non-interest income	38,795	37,247	+4	38,401	+1	153,167	128,769	+19

Total non-core non-interest income	250	460	-46	(490)	-151	1,227	424	+189

Total non-interest income	$39,045	$37,707	+4	$37,911	+3	$154,394	$129,193	+20

•
Revenues from key fee initiatives increased 7% compared to the third quarter of 2013, primarily as a result of an increase in leasing revenues, and increased 11% compared to the fourth quarter of 2012, primarily as a result of an increase in leasing revenues partly offset by the decrease in capital markets and international banking fees.

◦
The increase in lease financing was driven by the addition of Celtic Leasing Corp. ("Celtic"), a leasing subsidiary we acquired in December 2012, which contributed $6.9 million in leasing revenues during the fourth quarter of 2013.

◦	Commercial deposit and treasury management fees increased primarily as a result of the addition of new treasury management services customers.

◦	Trust and asset management fees increased due to strong equity market performance and the addition of new clients.

◦	Capital markets and international banking service fees decreased due to lower swap, syndication, and merger and acquisition advisory revenues.

◦	Core non-interest income to total revenues ratio was 34.7% in the fourth quarter of 2013 compared to 33.5% in the prior quarter and 34.2% in the fourth quarter of 2012.

•	Revenues from key fee initiatives increased 30% during the year ended December 31, 2013 compared to the prior year.

◦	Net lease financing income increased as a result of leasing revenues attributable to the addition of Celtic ($25.9 million).

◦	Card fee income increased due to higher revenues on prepaid, debit and credit cards.

◦	Commercial deposit and treasury management fees increased primarily as a result of the addition of new treasury management services customers.

◦	Trust and asset management fees increased due to strong equity market performance and the addition of new clients.

◦	Capital markets and international banking service fees decreased due to lower swap, syndication, and merger and acquisition advisory revenues.

◦	Core non-interest income to total revenues ratio was 34.4% for the year ended December 31, 2013 compared to 29.4% for the prior year.

Net Interest Margin Decreased from Prior Quarter:

•
Our fully taxable equivalent net interest margin was 3.50% for the fourth quarter of 2013 compared to 3.66% for the prior quarter and 3.57% for the fourth quarter of 2012. Early in the fourth quarter of 2013, we entered into a $300.0 million short-term advance from the Federal Home Loan Bank of Chicago ("FHLB") at an annual interest rate of 0.17% for 80 days and held cash at the Federal Reserve to increase our balance sheet liquidity in preparation for an adverse market reaction to a potential Federal government shutdown. As a result, our average cash held at the Federal Reserve increased by approximately $254 million. While the increased liquidity did not materially impact net interest income, it did decrease our net interest margin for the quarter by approximately 10 basis points. This advance was repaid shortly after year end.

•
In addition to higher cash balances held during the fourth quarter, the decrease in net interest margin from the third quarter of 2013 was due to a decrease in yield on loans, partially offset by a lower cost of funds.

•
Net interest income decreased compared to the prior quarter as a result of a lower net interest margin. Compared to the fourth quarter of 2012, net interest income declined due to the lower yield on loans, partially offset by higher taxable securities yields and a lower cost of funds.

Loan Growth During the Quarter:

•	Gross loans, excluding covered loans, grew $163.6 million during the fourth quarter and $159.8 million during the year ended December 31, 2013 as follows (dollars in thousands):

	Change from 9/30/2013 to 12/31/2013		Change from 12/31/2012 to 12/31/2013
	Balance	Percent Growth	Balance	Percent Growth
Commercial related credits:
Commercial loans	$112,368	+10%	$60,905	+5%
Commercial loans collateralized by assignment of lease payments (lease loans)	25,374	+2	191,168	+15
Commercial real estate	9,332	+1	(114,132)	-6
Construction real estate	5,107	+4	30,992	+28
Total commercial related credits	152,181	+3	168,933	+4
Consumer related	11,415	+1	(9,182)	-1
Gross loans excluding covered loans	163,596	+3	159,751	+3
Covered loans	(37,777)	-14	(214,130)	-48
Total loans	$125,819	+2	$(54,379)	-1

Non-Performing Assets and Potential Problem Loans Improved During the Quarter and Year; Net Credit Costs Remained Low:

	4Q13	3Q13	Change from 3Q13 to 4Q13	4Q12	Change from 4Q12 to 4Q13	2013	2012	Change from 2012 to 2013

Non-performing loans	$106,561	$102,452	+4.01%	$116,986	-8.91%	$106,561	$116,986	-8.91%
OREO	23,289	31,356	-25.73	36,977	-37.02	23,289	36,977	-37.02
Non-performing assets	130,690	134,669	-2.95	154,736	-15.54	130,690	154,736	-15.54
Potential problem loans (1)	79,589	96,405	-17.44	111,553	-28.65	79,589	111,553	-28.65
Non-performing loans to total loans	1.87%	1.83%	+0.04	2.03%	-0.16	1.87%	2.03%	-0.16
Non-performing assets to total assets	1.36	1.45	-0.09	1.62	-0.26	1.36	1.62	-0.26
Net loan charge-offs (recoveries) to average loans - annualized	0.23	0.18	+0.05	(0.17)	+0.40	0.16	(0.02)	+0.18

Credit costs:
Provision for credit losses	$(3,000)	$(3,304)		$1,000		$(5,804)	$(8,900)
Net (gain) loss recognized on other real estate owned	(634)	791		1,626		(1,528)	17,594
Net credit costs	$(3,634)	$(2,513)		$2,626		$(7,332)	$8,694
(1) We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.

Provision for credit losses was negative during the quarter due to the improvement in potential problem loans, improved loss history and recoveries.

Continued Healthy Return on Assets During the Quarter and for the Year Ended December 31, 2013:

	4Q13	3Q13	Change from 3Q13 to 4Q13	4Q12	Change from 4Q12 to 4Q13	2013	2012	Change from 2012 to 2013
Annualized return on average assets	0.99%	1.05%	-0.06%	1.01%	-0.02%	1.05%	0.95%	+0.10%
Annualized return on average common equity	7.19	7.46	-0.27	7.55	-0.36	7.59%	7.05%	+0.54
Annualized cash return on average tangible common equity	11.23	11.74	-0.51	11.47	-0.24	11.94%	10.87%	+1.07

Taylor Capital Group, Inc. Pending Merger Update:

•	Regulatory applications have been filed with the Federal Reserve and OCC.

•	Form S-4 registration statement was declared effective by the SEC.

•	Transition and integration planning is progressing as expected.

•
Merger-related costs of approximately $724 thousand and $2.5 million were included in the fourth quarter and year ended December 31, 2013 statements of income primarily related to legal and consulting expenses.

RESULTS OF OPERATIONS

Fourth Quarter and Annual Results

Net Interest Income

Net interest income on a fully tax equivalent basis for the fourth quarter of 2013 decreased $895 thousand from the third quarter of 2013 due to a decrease in our net interest margin. Our net interest margin on a fully tax equivalent basis for the fourth quarter of 2013 decreased 16 basis points compared to the third quarter of 2013, primarily due to higher cash balances held during the fourth quarter of 2013 as well as a decrease in yields on loans, partially offset by a lower cost of funds. Early in the fourth quarter of 2013, we entered into a $300.0 million short-term FHLB advance at a rate of 0.17% and held cash at the Federal Reserve to increase our balance sheet liquidity in preparation for an adverse market reaction to a potential Federal government shutdown. While the increased liquidity did not materially impact net interest income, it did decrease our net interest margin for the quarter by approximately 10 basis points.

Net interest income on a fully tax equivalent basis decreased $958 thousand from the fourth quarter of 2012 due to the lower yield on loans, partially offset by higher taxable securities yields and a lower cost of funds.

Net interest income on a fully tax equivalent basis decreased $18.2 million for the year ended December 31, 2013 compared to the year ended December 31, 2012.  The decrease from the year ended December 31, 2012 was due to lower average earning asset balances (primarily as a result of a decrease in covered loans) as well as a decline in net interest margin. Our net interest margin, on a fully tax equivalent basis, declined to 3.59% for the year ended December 31, 2013 compared to 3.73% for the year ended December 31, 2012. The decrease in the margin during 2013 was primarily due to a decrease in yields on loans and investment securities, partially offset by a lower cost of funds.

See the supplemental net interest margin tables for further detail.

Non-interest Income (dollars in thousands):

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$841	$972	$939	$808	$2,386	$3,560	$5,086
Commercial deposit and treasury management fees	6,545	6,327	6,029	5,966	6,095	24,867	23,636
Lease financing, net	15,808	14,070	15,102	16,263	12,419	61,243	36,382
Trust and asset management fees	4,975	4,799	4,874	4,494	4,623	19,142	17,990
Card fees	2,838	2,745	2,735	2,695	2,505	11,013	9,368
Total key fee initiatives	31,007	28,913	29,679	30,226	28,028	119,825	92,462

Loan service fees	1,214	1,427	1,911	1,011	2,436	5,563	5,845
Consumer and other deposit service fees	3,481	3,648	3,593	3,246	3,655	13,968	14,428
Brokerage fees	1,227	1,289	1,234	1,157	1,088	4,907	4,792
Increase in cash surrender value of life insurance	848	851	842	844	893	3,385	3,570
Accretion of FDIC indemnification asset	35	64	100	143	154	342	1,055
Net gain on sale of loans	342	177	506	639	822	1,664	2,325
Other operating income	641	878	1,039	955	1,325	3,513	4,292
Total core non-interest income	38,795	37,247	38,904	38,221	38,401	153,167	128,769

Non-core non-interest income: (1)
Net (loss) gain on investment securities	(15)	1	14	(1)	311	(1)	555
Net loss on sale of other assets	(323)	—	—	—	(905)	(323)	(942)
Increase in market value of assets held in trust for deferred compensation (A)	588	459	21	483	104	1,551	811
Total non-core non-interest income	250	460	35	482	(490)	1,227	424

Total non-interest income	$39,045	$37,707	$38,939	$38,703	$37,911	$154,394	$129,193

(1)	Letter denotes the corresponding line item where this non-core non-interest income item resides in the consolidated statements of income as follows: A – Other operating income.

Core non-interest income for the fourth quarter of 2013 increased approximately 4% from the third quarter of 2013.

•
Net lease financing revenue increased during the fourth quarter primarily due to an increase in leasing revenue as a result of new lease originations. Leasing revenues can fluctuate from quarter to quarter.

•	Commercial deposit and treasury management fees increased as a result of the addition of new treasury management services customers.

•	Trust and asset management fees increased due to strong equity market performance and the addition of new clients.

•	Capital markets and international banking service fees decreased due to lower swap, syndication, and merger and acquisition advisory revenues.

Core non-interest income for the year ended December 31, 2013 increased approximately 19% compared to the year ended December 31, 2012.

•	Net lease financing income increased as a result of leasing revenues attributable to the addition of Celtic ($25.9 million).

•	Card fee income increased due to higher revenues on prepaid, debit and credit cards.

•	Commercial deposit and treasury management fees increased as a result of the addition of new treasury management services customers.

•	Trust and asset management fees increased due to strong equity market performance and the addition of new clients.

•	Capital markets and international banking service fees decreased due to lower swap, syndication, and merger and acquisition advisory revenues.

Non-interest Expense (dollars in thousands):

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Core non-interest expense:
Salaries and employee benefits	$44,929	$44,459	$43,888	$43,031	$42,934	$176,307	$164,885
Occupancy and equipment expense	9,269	8,797	9,408	9,404	8,774	36,878	35,806
Computer services and telecommunication expense	5,509	4,870	4,617	3,887	4,160	18,883	15,499
Advertising and marketing expense	2,081	1,917	2,167	2,103	2,335	8,268	8,183
Professional and legal expense	2,340	1,408	1,353	1,295	1,640	6,396	6,110
Other intangible amortization expense	1,489	1,513	1,538	1,544	1,251	6,084	5,010
Other real estate expense, net	175	240	193	139	449	747	2,990
Other operating expenses	10,171	10,052	9,083	9,213	8,027	38,519	32,270
Total core non-interest expense	75,963	73,256	72,247	70,616	69,570	292,082	270,753

Non-core non-interest expense: (1)
Merger-related expenses (A)	724	1,759	—	—	—	2,483	—
Branch impairment charges	—	—	—	—	1,432	—	2,190
Net (gain) loss recognized on other real estate owned (B)	(831)	754	(2,130)	319	1,848	(1,888)	14,503
Net (gain) loss recognized on other real estate owned related to FDIC transactions (B)	197	37	115	11	(222)	360	3,091
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	12,682
Increase in market value of assets held in trust for deferred compensation (C)	588	459	21	483	104	1,551	811
Total non-core non-interest expense	678	3,009	(1,994)	813	3,162	2,506	33,277

Total non-interest expense	$76,641	$76,265	$70,253	$71,429	$72,732	$294,588	$304,030

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Professional and legal and other operating expenses, B – Net (gain) loss recognized on other real estate owned, C – Salaries and employee benefits.

Core non-interest expense increased by $2.7 million, or approximately 4%, from the third quarter to the fourth quarter of 2013.

•	Professional and legal expense increased primarily due to increased consulting and legal costs.

•
Computer services and telecommunication expenses increased due primarily to an increase in spending on IT security, data warehouse, investments in our key fee initiatives, as well as higher transaction volumes in leasing, treasury management and card areas.

•	Occupancy and equipment expense increased due to greater computer equipment depreciation, snow removal and real estate tax expenses.

Core non-interest expense increased by $21.3 million, or approximately 8%, from the year ended December 31, 2012 to the year ended December 31, 2013.

•	Salaries and employee benefits increased primarily due to the impact of Celtic (approximately $11 million).

•	Other operating expenses were higher in 2013 as a result of an increase in the clawback liability related to our loss share agreements with the FDIC.

•
Computer services and telecommunication expenses increased due primarily to an increase in spending on IT security, data warehouse, investments in our key fee initiatives, as well as higher transaction volumes in leasing, treasury management and card areas.

•	Other intangible amortization expense increased due to the impact of Celtic.

•	Other real estate expense decreased due to a reduced OREO inventory in 2013.

Non-core non-interest expense for the fourth quarter of 2013 decreased from the preceding quarter primarily due to lower merger-related expenses and net gains recognized on other real estate owned. Non-core non-interest expense for the year ended December 31, 2013 was lower primarily due to net gains recognized on other real estate owned. In addition, non-core non-interest expense for the year ended December 31, 2012 was impacted by $12.7 million in prepayment fees related to the early redemption of interest bearing liabilities.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	12/31/2013		9/30/2013		6/30/2013		3/31/2013		12/31/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,281,377	22%	$1,169,009	21%	$1,198,862	22%	$1,207,638	21%	$1,220,472	21%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,494,188	26	1,468,814	26	1,422,901	25	1,347,666	24	1,303,020	23
Commercial real estate	1,647,700	29	1,638,368	29	1,710,964	30	1,743,329	30	1,761,832	30
Construction real estate	141,253	3	136,146	2	121,420	2	101,581	2	110,261	2
Total commercial related credits	4,564,518	80	4,412,337	78	4,454,147	79	4,400,214	77	4,395,585	76
Other loans:
Residential real estate	314,440	5	311,256	6	305,710	5	312,804	5	314,359	5
Indirect vehicle	262,632	5	257,740	5	242,964	5	220,739	4	208,633	4
Home equity	268,289	5	274,484	5	281,334	5	291,190	5	305,186	5
Consumer loans	66,952	1	57,418	1	75,476	1	81,932	2	93,317	2
Total other loans	912,313	16	900,898	17	905,484	16	906,665	16	921,495	16
Gross loans excluding covered loans	5,476,831	96	5,313,235	95	5,359,631	95	5,306,879	93	5,317,080	92
Covered loans (1)	235,720	4	273,497	5	308,556	5	400,789	7	449,850	8
Total loans	$5,712,551	100%	$5,586,732	100%	$5,668,187	100%	$5,707,668	100%	$5,766,930	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

Our loan balances, excluding covered loans, grew $163.6 million (+3%) during the fourth quarter of 2013 and $159.8 million (+3%) during the year ended December 31, 2013. Much of the growth in commercial loan balances occurred near the end of the fourth quarter.

ASSET QUALITY

The following table presents a summary of classified assets (excluding loans held for sale, credit-impaired loans and OREO that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Non-performing loans:
Non-accrual loans (1)	$106,115	$102,042	$112,926	$108,765	$115,387
Loans 90 days or more past due, still accruing interest	446	410	2,322	5,193	1,599
Total non-performing loans	106,561	102,452	115,248	113,958	116,986
OREO	23,289	31,356	32,993	31,462	36,977
Repossessed assets	840	861	749	757	773
Total non-performing assets	130,690	134,669	148,990	146,177	154,736
Potential problem loans (2)	79,589	96,405	131,746	115,451	111,553
Total classified assets	$210,279	$231,074	$280,736	$261,628	$266,289

Total allowance for loan losses	$111,746	$118,031	$123,685	$121,802	$124,204
Accruing restructured loans (3)	29,430	29,911	28,270	21,630	21,256
Total non-performing loans to total loans	1.87%	1.83%	2.03%	2.00%	2.03%
Total non-performing assets to total assets	1.36	1.45	1.59	1.56	1.62
Allowance for loan losses to non-performing loans	104.87	115.21	107.32	106.88	106.17

(1)
Includes $25.0 million, $22.3 million, $20.9 million, $26.3 million and $28.4 million of restructured loans on non-accrual status at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated. The increase in accruing restructured loans in the second quarter of 2013 was primarily a result of non-accrual loans upgraded to accrual status due to continued performance.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Commercial and lease	$22,348	$22,293	$25,968	$22,247	$25,517
Commercial real estate	58,292	54,276	62,335	57,604	59,508
Construction real estate	475	496	519	1,025	1,028
Consumer related	25,446	25,387	26,426	33,082	30,933
Total non-performing loans	$106,561	$102,452	$115,248	$113,958	$116,986

The following table represents a summary of OREO (excluding OREO related to assets acquired in FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Balance at the beginning of quarter	$31,356	$32,993	$31,462	$36,977	$42,427
Transfers in at fair value less estimated costs to sell	104	1,846	3,503	711	1,811
Capitalized OREO costs	21	45	8	—	505
Fair value adjustments	(176)	(741)	1,170	(349)	(1,982)
Net gains (losses) on sales of OREO	1,007	(13)	960	30	134
Cash received upon disposition	(9,023)	(2,774)	(4,110)	(5,907)	(5,918)
Balance at the end of quarter	$23,289	$31,356	$32,993	$31,462	$36,977

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Allowance for credit losses, balance at the beginning of period	$119,725	$125,497	$124,733	$128,279	$124,926	$128,279	$135,975
Provision for credit losses	(3,000)	(3,304)	500	—	1,000	(5,804)	(8,900)
Charge-offs:
Commercial loans	676	1,686	433	911	343	3,706	2,408
Commercial loans collateralized by assignment of lease payments (lease loans)	—	—	—	—	1	—	1,721
Commercial real estate loans	2,386	1,236	1,978	1,917	2,965	7,517	11,377
Construction real estate	125	26	747	82	56	980	4,007
Residential real estate	722	713	399	962	1,068	2,796	2,944
Home equity	1,145	437	1,323	787	1,394	3,692	4,551
Indirect vehicle	981	572	629	729	623	2,911	2,259
Consumer loans	572	485	451	565	485	2,073	1,349
Total charge-offs	6,607	5,155	5,960	5,953	6,935	23,675	30,616
Recoveries:
Commercial loans	1,348	579	777	452	745	3,156	3,475
Commercial loans collateralized by assignment of lease payments (lease loans)	—	—	987	144	6,260	1,131	6,720
Commercial real estate loans	672	966	3,647	740	871	6,025	16,987
Construction real estate	789	420	131	276	561	1,616	2,019
Residential real estate	18	48	199	214	271	479	501
Home equity	152	228	100	114	248	594	671
Indirect vehicle	300	372	324	415	261	1,411	1,096
Consumer loans	65	74	59	52	71	250	351
Total recoveries	3,344	2,687	6,224	2,407	9,288	14,662	31,820
Total net charge-offs (recoveries)	3,263	2,468	(264)	3,546	(2,353)	9,013	(1,204)
Allowance for credit losses, balance at the end of the period	113,462	119,725	125,497	124,733	128,279	113,462	128,279
Allowance for unfunded credit commitments	(1,716)	(1,694)	(1,812)	(2,931)	(4,075)	(1,716)	(4,075)
Allowance for loan losses, balance at the end of the period	$111,746	$118,031	$123,685	$121,802	$124,204	$111,746	$124,204

Total loans, at end of period, excluding loans held for sale	$5,712,551	$5,586,732	$5,668,187	$5,707,668	$5,766,930	$5,712,551	$5,766,930
Average loans, excluding loans held for sale	5,575,759	5,555,036	5,628,415	5,668,359	5,604,837	5,605,740	5,687,052
Ratio of allowance for loan losses to total loans at end of period, excluding loans held for sale	1.96%	2.11%	2.18%	2.13%	2.15%	1.96%	2.15%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.23	0.18	(0.02)	0.25	(0.17)	0.16	(0.02)

The following table presents the three elements of our allowance for loan losses (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Commercial related loans:
General reserve	$78,270	$87,112	$87,836	$92,433	$91,745
Specific reserve	12,834	12,378	16,679	12,137	13,231
Consumer related reserve	20,642	18,541	19,170	17,232	19,228
Total allowance for loan losses	$111,746	$118,031	$123,685	$121,802	$124,204

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$52,068	$52,527	$33,935	$40,949	$41,315
States and political subdivisions	19,143	19,312	684,710	719,761	725,019
Mortgage-backed securities	754,174	744,722	701,201	842,605	993,328
Corporate bonds	283,070	263,021	215,256	197,675	96,674
Equity securities	10,457	10,541	10,570	11,179	11,835
Total fair value	$1,118,912	$1,090,123	$1,645,672	$1,812,169	$1,868,171

Amortized cost
Government sponsored agencies and enterprises	$50,486	$50,678	$32,050	$38,478	$38,605
States and political subdivisions	19,398	19,461	669,791	680,978	679,991
Mortgage-backed securities	747,306	736,070	690,681	827,384	981,513
Corporate bonds	284,083	265,293	219,362	197,162	97,014
Equity securities	10,649	10,574	10,560	10,820	11,398
Total amortized cost	$1,111,922	$1,082,076	$1,622,444	$1,754,822	$1,808,521

Unrealized gain
Government sponsored agencies and enterprises	$1,582	$1,849	$1,885	$2,471	$2,710
States and political subdivisions	(255)	(149)	14,919	38,783	45,028
Mortgage-backed securities	6,868	8,652	10,520	15,221	11,815
Corporate bonds	(1,013)	(2,272)	(4,106)	513	(340)
Equity securities	(192)	(33)	10	359	437
Total unrealized gain	$6,990	$8,047	$23,228	$57,347	$59,650

Securities held to maturity, at cost:
States and political subdivisions	$932,955	$941,273	$282,655	$262,310	$237,563
Mortgage-backed securities	249,578	252,271	253,779	255,475	255,858
Total amortized cost	$1,182,533	$1,193,544	$536,434	$517,785	$493,421

Securities of states and political subdivisions with an approximate fair value of $656.6 million were transferred from available for sale to held to maturity during the third quarter of 2013, which is the new cost basis.

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	12/31/2013		9/30/2013		6/30/2013		3/31/2013		12/31/2012
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,375,863	32%	$2,269,367	31%	$2,230,384	30%	$2,067,310	28%	$2,164,547	29%
Money market and NOW accounts	2,682,419	36	2,680,127	37	2,718,989	37	2,778,916	37	2,747,273	36
Savings accounts	855,394	12	843,671	12	845,742	11	833,251	11	811,333	11
Total low cost deposits	5,913,676	80	5,793,165	80	5,795,115	78	5,679,477	76	5,723,153	76
Certificates of deposit:
Certificates of deposit	1,243,433	17	1,266,989	17	1,357,777	18	1,478,039	20	1,525,366	20
Brokered deposit accounts	224,150	3	238,532	3	292,504	4	294,390	4	294,178	4
Total certificates of deposit	1,467,583	20	1,505,521	20	1,650,281	22	1,772,429	24	1,819,544	24

Total deposits	$7,381,259	100%	$7,298,686	100%	$7,445,396	100%	$7,451,906	100%	$7,542,697	100%

Low cost deposits increased by $120.5 million (+2%) and $190.5 million (+3%) compared to September 30, 2013 and December 31, 2012, respectively, driven by the growth in noninterest bearing deposits. Noninterest bearing deposits grew by $106.5 million (+5%) and $211.3 million (+10%) compared to September 30, 2013 and December 31, 2012, respectively.

CAPITAL

Tangible book value per common share increased to $16.16 at December 31, 2013 compared to $15.21 a year ago primarily due to retained net income. Our regulatory capital ratios remain strong. MB Financial Bank, N.A. was categorized as “well capitalized” at December 31, 2013 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the pending Taylor Capital merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention, might be greater than expected; (2) the possibility that the requisite stockholder and regulatory approvals for the pending Taylor Capital merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

ADDITIONAL INFORMATION

In connection with the proposed merger between MB Financial and Taylor Capital, MB Financial has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on January 14, 2014. The registration statement includes a joint proxy statement of MB Financial and Taylor Capital that also constitutes a prospectus of MB Financial, which will be sent to the stockholders of MB Financial and Taylor Capital. Stockholders are advised to read the joint proxy statement/prospectus regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain, or will contain, as the case may be, important information about MB Financial, Taylor Capital and the proposed transaction. Copies of all documents relating to the merger filed by MB Financial and Taylor Capital can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing MB Financial’s website at www.mbfinancial.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Taylor Capital’s website at www.taylorcapitalgroup.com under the tab “SEC Filings” and then under “Documents.” Alternatively, these documents can be obtained free of charge from MB Financial upon written request to MB Financial, Inc., Secretary, 6111 North River Road, Rosemont, Illinois 60018 or by calling (847) 653-1992, or from Taylor Capital, upon written request to Taylor Capital Group, Inc., Investor Relations, 9550 West Higgins Road, Rosemont, Illinois 60018 or by calling (847) 653-7978.

MB Financial, Taylor Capital and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of MB Financial relating to its 2013 Annual Meeting of Stockholders filed with the SEC by MB Financial on April 12, 2013 and the definitive proxy statement of Taylor Capital relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 24, 2013. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants can be found in the joint proxy statement/prospectus regarding the proposed transaction, copies of which may also be obtained free of charge from the sources indicated above.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Dollars in thousands)

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
ASSETS
Cash and due from banks	$205,193	$215,017	$152,302	$131,146	$176,010
Interest earning deposits with banks	268,266	41,700	280,618	108,885	111,533
Total cash and cash equivalents	473,459	256,717	432,920	240,031	287,543
Federal funds sold	42,950	47,500	7,500	—	—
Investment securities:
Securities available for sale, at fair value	1,118,912	1,090,123	1,645,672	1,812,169	1,868,171
Securities held to maturity, at amortized cost	1,182,533	1,193,544	536,434	517,785	493,421
Non-marketable securities - FHLB and FRB Stock	51,417	50,870	50,870	52,434	55,385
Total investment securities	2,352,862	2,334,537	2,232,976	2,382,388	2,416,977
Loans held for sale	629	1,120	2,528	3,030	7,492
Loans:
Total loans, excluding covered loans	5,476,831	5,313,235	5,359,631	5,306,879	5,317,080
Covered loans	235,720	273,497	308,556	400,789	449,850
Total loans	5,712,551	5,586,732	5,668,187	5,707,668	5,766,930
Less: Allowance for loan losses	111,746	118,031	123,685	121,802	124,204
Net loans	5,600,805	5,468,701	5,544,502	5,585,866	5,642,726
Lease investments, net	131,089	112,491	113,958	117,744	129,823
Premises and equipment, net	221,065	220,574	219,783	219,662	221,533
Cash surrender value of life insurance	130,181	129,332	130,565	129,723	128,879
Goodwill	423,369	423,369	423,369	423,369	423,369
Other intangibles	23,428	24,917	26,430	27,968	29,512
Other real estate owned, net	23,289	31,356	32,993	31,462	36,977
Other real estate owned related to FDIC transactions	20,472	24,792	19,014	20,011	22,478
FDIC indemnification asset	11,675	11,074	16,337	29,197	39,345
Other assets	186,154	171,138	166,784	175,379	185,151
Total assets	$9,641,427	$9,257,618	$9,369,659	$9,385,830	$9,571,805
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,375,863	$2,269,367	$2,230,384	$2,067,310	$2,164,547
Interest bearing	5,005,396	5,029,319	5,215,012	5,384,596	5,378,150
Total deposits	7,381,259	7,298,686	7,445,396	7,451,906	7,542,697
Short-term borrowings	493,389	240,600	230,547	224,379	220,602
Long-term borrowings	62,159	62,428	62,786	64,019	116,050
Junior subordinated notes issued to capital trusts	152,065	152,065	152,065	152,065	152,065
Accrued expenses and other liabilities	225,873	194,371	182,784	198,658	264,621
Total liabilities	8,314,745	7,948,150	8,073,578	8,091,027	8,296,035
Stockholders' Equity
Common stock	551	551	550	550	550
Additional paid-in capital	738,053	736,294	736,281	734,057	732,771
Retained earnings	581,998	564,779	547,116	527,332	507,933
Accumulated other comprehensive income	8,383	9,918	14,231	34,928	36,326
Treasury stock	(3,747)	(3,525)	(3,558)	(3,529)	(3,293)
Controlling interest stockholders' equity	1,325,238	1,308,017	1,294,620	1,293,338	1,274,287
Noncontrolling interest	1,444	1,451	1,461	1,465	1,483
Total stockholders' equity	1,326,682	1,309,468	1,296,081	1,294,803	1,275,770
Total liabilities and stockholders' equity	$9,641,427	$9,257,618	$9,369,659	$9,385,830	$9,571,805

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Interest income:
Loans	$58,053	$60,115	$59,581	$60,793	$63,328	$238,542	$271,708
Investment securities:
Taxable	7,334	6,330	6,280	6,140	6,371	26,084	33,424
Nontaxable	8,166	8,175	8,163	8,060	7,687	32,564	29,311
Federal funds sold	6	7	2	—	—	15	—
Other interest earning accounts	270	193	92	135	228	690	867
Total interest income	73,829	74,820	74,118	75,128	77,614	297,895	335,310
Interest expense:
Deposits	3,966	4,433	5,132	5,709	6,066	19,240	30,258
Short-term borrowings	227	112	116	167	294	622	1,204
Long-term borrowings and junior subordinated notes	1,373	1,367	1,390	1,567	1,738	5,697	11,060
Total interest expense	5,566	5,912	6,638	7,443	8,098	25,559	42,522
Net interest income	68,263	68,908	67,480	67,685	69,516	272,336	292,788
Provision for credit losses	(3,000)	(3,304)	500	—	1,000	(5,804)	(8,900)
Net interest income after provision for credit losses	71,263	72,212	66,980	67,685	68,516	278,140	301,688
Non-interest income:
Capital markets and international banking service fees	841	972	939	808	2,386	3,560	5,086
Commercial deposit and treasury management fees	6,545	6,327	6,029	5,966	6,095	24,867	23,636
Lease financing, net	15,808	14,070	15,102	16,263	12,419	61,243	36,382
Trust and asset management fees	4,975	4,799	4,874	4,494	4,623	19,142	17,990
Card fees	2,838	2,745	2,735	2,695	2,505	11,013	9,368
Loan service fees	1,214	1,427	1,911	1,011	2,436	5,563	5,845
Consumer and other deposit service fees	3,481	3,648	3,593	3,246	3,655	13,968	14,428
Brokerage fees	1,227	1,289	1,234	1,157	1,088	4,907	4,792
Net (loss) gain on securities available for sale	(15)	1	14	(1)	311	(1)	555
Increase in cash surrender value of life insurance	848	851	842	844	893	3,385	3,570
Net loss on sale of other assets	(323)	—	—	—	(905)	(323)	(942)
Accretion of FDIC indemnification asset	35	64	100	143	154	342	1,055
Net gain on sale of loans	342	177	506	639	822	1,664	2,325
Other operating income	1,229	1,337	1,060	1,438	1,429	5,064	5,103
Total non-interest income	39,045	37,707	38,939	38,703	37,911	154,394	129,193
Non-interest expense:
Salaries and employee benefits	45,517	44,918	43,909	43,514	43,038	177,858	165,696
Occupancy and equipment expense	9,269	8,797	9,408	9,404	8,774	36,878	35,806
Computer services and telecommunication expense	5,509	4,870	4,617	3,887	4,160	18,883	15,499
Advertising and marketing expense	2,085	1,917	2,167	2,103	2,335	8,272	8,183
Professional and legal expense	3,057	3,102	1,353	1,295	1,640	8,807	6,110
Other intangible amortization expense	1,489	1,513	1,538	1,544	1,251	6,084	5,010
Branch impairment charges	—	—	—	—	1,432	—	2,190
Net (gain) loss recognized on other real estate owned	(634)	791	(2,015)	330	1,626	(1,528)	17,594
Other real estate expense, net	175	240	193	139	449	747	2,990
Prepayment fees on interest bearing liabilities	—	—	—	—	—	—	12,682
Other operating expenses	10,174	10,117	9,083	9,213	8,027	38,587	32,270
Total non-interest expense	76,641	76,265	70,253	71,429	72,732	294,588	304,030
Income before income taxes	33,667	33,654	35,666	34,959	33,695	137,946	126,851
Income tax expense	9,811	9,254	10,373	10,053	9,683	39,491	36,477
Net income	23,856	24,400	25,293	24,906	24,012	98,455	90,374
Dividends and discount accretion on preferred shares	—	—	—	—	—	—	3,269
Net income available to common stockholders	$23,856	$24,400	$25,293	$24,906	$24,012	$98,455	$87,105

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Common share data:
Basic earnings per common share	$0.44	$0.45	$0.46	$0.46	$0.44	$1.81	$1.61
Diluted earnings per common share	0.43	0.44	0.46	0.46	0.44	1.79	1.60
Weighted average common shares outstanding for basic earnings per common share	54,622,584	54,565,089	54,436,043	54,411,806	54,401,504	54,509,612	54,270,297
Weighted average common shares outstanding for diluted earnings per common share	55,237,160	55,130,653	54,868,075	54,736,644	54,597,737	54,993,865	54,505,976

Selected Financial Data:
						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Performance Ratios:
Annualized return on average assets	0.99%	1.05%	1.09%	1.07%	1.01%	1.05%	0.95%
Annualized return on average common equity	7.19	7.46	7.82	7.89	7.55	7.59	7.05
Annualized cash return on average tangible common equity(1)	11.23	11.74	12.31	12.53	11.47	11.94	10.87
Net interest rate spread	3.37	3.52	3.46	3.44	3.41	3.45	3.55
Cost of funds(2)	0.27	0.30	0.34	0.38	0.40	0.32	0.52
Efficiency ratio(3)	67.12	65.11	64.26	63.10	61.16	64.90	60.99
Annualized net non-interest expense to average assets(4)	1.52	1.52	1.42	1.37	1.29	1.46	1.47
Core non-interest income to revenues (5)	34.68	33.51	35.01	34.56	34.18	34.44	29.44
Net interest margin	3.23	3.37	3.33	3.32	3.31	3.31	3.49
Tax equivalent effect	0.27	0.29	0.28	0.27	0.26	0.28	0.24
Net interest margin - fully tax equivalent basis(6)	3.50	3.66	3.61	3.59	3.57	3.59	3.73
Asset Quality Ratios:
Non-performing loans(7) to total loans	1.87%	1.83%	2.03%	2.00%	2.03%	1.87%	2.03%
Non-performing assets(7) to total assets	1.36	1.45	1.59	1.56	1.62	1.36	1.62
Allowance for loan losses to non-performing loans(7)	104.87	115.21	107.32	106.88	106.17	104.87	106.17
Allowance for loan losses to total loans	1.96	2.11	2.18	2.13	2.15	1.96	2.15
Net loan charge-offs (recoveries) to average loans (annualized)	0.23	0.18	(0.02)	0.25	(0.17)	0.16	(0.02)
Capital Ratios:
Tangible equity to tangible assets(8)	9.65%	9.87%	9.58%	9.54%	9.13%	9.65%	9.13%
Tangible common equity to risk weighted assets(9)	13.27	13.40	13.23	13.29	13.07	13.27	13.07
Book value per common share(10)	$24.14	$23.82	$23.63	$23.63	$23.29	$24.14	$23.29
Less: goodwill and other intangible assets, net of benefit, per common share	7.98	7.99	8.03	8.06	8.08	7.98	8.08
Tangible book value per common share(11)	$16.16	$15.83	$15.60	$15.57	$15.21	$16.16	$15.21

Total capital (to risk-weighted assets)	16.53%	16.70%	16.48%	16.22%	16.62%	16.53%	16.62%
Tier 1 capital (to risk-weighted assets)	15.28	15.44	15.22	14.96	14.73	15.28	14.73
Tier 1 capital (to average assets)	11.22	11.39	11.19	10.74	10.50	11.22	10.50
Tier 1 common capital (to risk-weighted assets)	13.07	13.17	12.94	12.66	12.42	13.07	12.42

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(3)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.

(10)	Equals total ending stockholders’ equity divided by common shares outstanding.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on sale of other assets, and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and net gains (losses) on other real estate owned, prepayment fees on interest bearing liabilities, impairment charges, merger-related expenses and increase in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on sale of other assets, and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding net gains and losses on other real estate owned, prepayment fees on interest bearing liabilities, impairment changes, merger-related expenses and increase in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Fourth Quarter and Annual Results.”

The following table presents a reconciliation of tangible equity to equity (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Stockholders' equity - as reported	$1,326,682	$1,309,468	$1,296,081	$1,294,803	$1,275,770
Less: goodwill	423,369	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	15,228	16,196	17,180	18,179	19,183
Tangible equity	$888,085	$869,903	$855,532	$853,255	$833,218

The following table presents a reconciliation of tangible assets to total assets (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Total assets - as reported	$9,641,427	$9,257,618	$9,369,659	$9,385,830	$9,571,805
Less: goodwill	423,369	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	15,228	16,196	17,180	18,179	19,183
Tangible assets	$9,202,830	$8,818,053	$8,929,110	$8,944,282	$9,129,253

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (dollars in thousands):

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Average common stockholders' equity - as reported	$1,315,804	$1,297,498	$1,297,364	$1,280,921	$1,264,772	$1,297,991	$1,235,780
Less: average goodwill	423,369	423,369	423,369	423,369	387,464	423,369	387,069
Less: average other intangible assets, net of tax benefit	15,647	16,620	17,605	18,611	16,238	17,111	17,465
Average tangible common equity	$876,788	$857,509	$856,390	$838,941	$861,070	$857,511	$831,246

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (dollars in thousands):

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Net income available to common stockholders - as reported	$23,856	$24,400	$25,293	$24,906	$24,012	$98,455	$87,105
Add: other intangible amortization expense, net of tax benefit	968	983	1,000	1,004	813	3,955	3,257
Net cash flow available to common stockholders	$24,824	$25,383	$26,293	$25,910	$24,825	$102,410	$90,362

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (dollars in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Tier 1 capital - as reported	$1,022,512	$1,002,883	$983,997	$960,803	$939,087
Less: qualifying trust preferred securities	147,500	147,500	147,500	147,500	147,500
Tier 1 common capital	$875,012	$855,383	$836,497	$813,303	$791,587

Efficiency Ratio Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Non-interest expense	$76,641	$76,265	$70,253	$71,429	$72,732	$294,588	$304,030
Less net (gain) loss on other real estate owned	(634)	791	(2,015)	330	1,626	(1,528)	17,594
Less merger-related expenses	724	1,759	—	—	—	2,483	—
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	12,682
Less impairment charges	—	—	—	—	1,432	—	2,190
Less increase in market value of assets held in trust for deferred compensation	588	459	21	483	104	1,551	811
Non-interest expense - as adjusted	$75,963	$73,256	$72,247	$70,616	$69,570	$292,082	$270,753

Net interest income	$68,263	$68,908	$67,480	$67,685	$69,516	$272,336	$292,788
Tax equivalent adjustment	5,655	5,905	5,594	5,555	5,360	22,709	20,429
Net interest income on a fully tax equivalent basis	73,918	74,813	73,074	73,240	74,876	295,045	313,217
Plus non-interest income	39,045	37,707	38,939	38,703	37,911	154,394	129,193
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	457	458	454	454	481	1,823	1,922
Less net (loss) gain on investment securities	(15)	1	14	(1)	311	(1)	555
Less net (loss) on sale of other assets	(323)	—	—	—	(905)	(323)	(942)
Less increase in market value of assets held in trust for deferred compensation	588	459	21	483	104	1,551	811
Net interest income plus non-interest income - as adjusted	$113,170	$112,518	$112,432	$111,915	$113,758	$450,035	$443,908

Efficiency ratio	67.12%	65.11%	64.26%	63.10%	61.16%	64.90%	60.99%
Efficiency ratio (without adjustments)	71.42%	71.53%	66.02%	67.14%	67.70%	69.03%	72.05%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Non-interest expense	$76,641	$76,265	$70,253	$71,429	$72,732	$294,588	$304,030
Less net (gain) loss on other real estate owned	(634)	791	(2,015)	330	1,626	(1,528)	17,594
Less merger-related expenses	724	1,759	—	—	—	2,483	—
Less prepayment fees on interest bearing liabilities	—	—	—	—	—	—	12,682
Less impairment charges	—	—	—	—	1,432	—	2,190
Less increase in market value of assets held in trust for deferred compensation	588	459	21	483	104	1,551	811
Non-interest expense - as adjusted	75,963	73,256	72,247	70,616	69,570	292,082	270,753

Non-interest income	39,045	37,707	38,939	38,703	37,911	154,394	129,193
Less net (loss) gain on investment securities	(15)	1	14	(1)	311	(1)	555
Less net (loss) on sale of other assets	(323)	—	—	—	(905)	(323)	(942)
Less increase in market value of assets held in trust for deferred compensation	588	459	21	483	104	1,551	811
Non-interest income - as adjusted	38,795	37,247	38,904	38,221	38,401	153,167	128,769
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	457	458	454	454	481	1,823	1,922
Net non-interest expense	$36,711	$35,551	$32,889	$31,941	$30,688	$137,092	$140,062

Average assets	$9,567,388	$9,261,291	$9,289,382	$9,449,588	$9,461,895	$9,391,877	$9,547,985

Annualized net non-interest expense to average assets	1.52%	1.52%	1.42%	1.37%	1.29%	1.46%	1.47%

Annualized net non-interest expense to average assets (without adjustments)	1.56%	1.65%	1.35%	1.40%	1.46%	1.49%	1.83%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Year Ended
						December 31,
	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
Non-interest income	$39,045	$37,707	$38,939	$38,703	$37,911	$154,394	$129,193
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	457	458	454	454	481	1,823	1,922
Less net (loss) gain on investment securities	(15)	1	14	(1)	311	(1)	555
Less net (loss) on sale of other assets	(323)	—	—	—	(905)	(323)	(942)
Less increase in market value of assets held in trust for deferred compensation	588	459	21	483	104	1,551	811
Non-interest income - as adjusted	$39,252	$37,705	$39,358	$38,675	$38,882	$154,990	$130,691

Net interest income	$68,263	$68,908	$67,480	$67,685	$69,516	$272,336	$292,788
Tax equivalent adjustment	5,655	5,905	5,594	5,555	5,360	22,709	20,429
Net interest income on a fully tax equivalent basis	73,918	74,813	73,074	73,240	74,876	295,045	313,217
Plus non-interest income	39,045	37,707	38,939	38,703	37,911	154,394	129,193
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	457	458	454	454	481	1,823	1,922
Less net (loss) gain on investment securities	(15)	1	14	(1)	311	(1)	555
Less net (loss) on sale of other assets	(323)	—	—	—	(905)	(323)	(942)
Less increase in market value of assets held in trust for deferred compensation	588	459	21	483	104	1,551	811
Total revenue - as adjusted and on a fully tax equivalent basis	$113,170	$112,518	$112,432	$111,915	$113,758	$450,035	$443,908

Total revenue - unadjusted	$107,308	$106,615	$106,419	$106,388	$107,427	$426,730	$421,981

Core non-interest income to revenues ratio	34.68%	33.51%	35.01%	34.56%	34.18%	34.44%	29.44%

Core non-interest income to revenues ratio (without adjustments)	36.39%	35.37%	36.59%	36.38%	35.29%	36.18%	30.62%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	4Q13			4Q12			3Q13
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,167,924	$12,080	4.05%	$1,117,323	12,711	4.45%	$1,166,887	$12,263	4.11%
Commercial loans collateralized by assignment of lease payments	1,468,257	14,087	3.84	1,204,431	12,797	4.25	1,429,169	13,726	3.84
Real estate commercial	1,630,540	17,908	4.30	1,766,332	21,636	4.79	1,654,311	19,995	4.73
Real estate construction	141,041	1,402	3.89	146,717	1,614	4.30	128,115	1,324	4.04
Total commercial related credits	4,407,762	45,477	4.04	4,234,803	48,758	4.51	4,378,482	47,308	4.23
Other loans
Real estate residential	315,303	3,018	3.83	312,189	3,417	4.38	307,555	2,961	3.85
Home equity	271,898	2,925	4.27	308,854	3,336	4.30	277,122	2,993	4.28
Indirect	260,918	3,455	5.25	207,429	3,061	5.87	250,003	3,365	5.34
Consumer loans	60,054	629	4.16	69,554	623	3.56	61,950	599	3.84
Total other loans	908,173	10,027	4.38	898,026	10,437	4.62	896,630	9,918	4.39
Total loans, excluding covered loans	5,315,935	55,504	4.14	5,132,829	59,195	4.59	5,275,112	57,226	4.30
Covered loans	258,094	3,808	5.85	479,011	5,354	4.45	281,896	4,391	6.18
Total loans	5,574,029	59,312	4.22	5,611,840	64,549	4.58	5,557,008	61,617	4.40
Taxable investment securities	1,421,135	7,335	2.06	1,508,774	6,371	1.69	1,292,366	6,330	1.96
Investment securities exempt from federal income taxes (3)	943,298	12,561	5.33	865,653	11,826	5.46	946,396	12,577	5.32
Federal funds sold	8,251	6	0.28	—	—	—	6,793	7	0.40
Other interest earning deposits	436,158	270	0.25	361,371	228	0.25	316,210	193	0.24
Total interest earning assets	$8,382,871	$79,484	3.76	$8,347,638	$82,974	3.95	$8,118,773	$80,724	3.94
Non-interest earning assets	1,184,517			1,114,257			1,142,518
Total assets	$9,567,388			$9,461,895			$9,261,291
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,685,343	$861	0.13%	$2,726,718	$1,007	0.15%	$2,695,479	$862	0.13%
Savings accounts	848,734	137	0.06	804,158	144	0.07	844,647	137	0.06
Certificates of deposit	1,250,049	1,256	0.40	1,570,147	2,562	0.67	1,309,539	1,443	0.44
Customer repurchase agreements	216,504	114	0.21	233,532	147	0.25	205,946	113	0.22
Total core funding	5,000,630	2,368	0.19	5,334,555	3,860	0.29	5,055,611	2,555	0.20
Wholesale funding:
Brokered accounts (includes fee expense)	229,635	1,712	2.96	302,565	2,353	3.09	263,448	1,989	3.00
Other borrowings	466,508	1,486	1.25	286,952	1,885	2.57	215,041	1,367	2.49
Total wholesale funding	696,143	3,198	1.68	589,517	4,238	2.49	478,489	3,356	2.47
Total interest bearing liabilities	$5,696,773	$5,566	0.39	$5,924,072	$8,098	0.54	$5,534,100	$5,911	0.42
Non-interest bearing deposits	2,352,901			2,119,632			2,258,357
Other non-interest bearing liabilities	201,910			153,419			171,336
Stockholders' equity	1,315,804			1,264,772			1,297,498
Total liabilities and stockholders' equity	$9,567,388			$9,461,895			$9,261,291
Net interest income/interest rate spread (4)		$73,918	3.37%		$74,876	3.41%		$74,813	3.52%
Taxable equivalent adjustment		5,655			5,360			5,905
Net interest income, as reported		$68,263			$69,516			$68,908
Net interest margin (5)			3.23%			3.31%			3.37%
Tax equivalent effect			0.27%			0.26%			0.29%
Net interest margin on a fully tax equivalent basis (5)			3.50%			3.57%			3.66%

(1)	Non-accrual loans are included in average loans.

(2)
Interest income includes amortization of deferred loan origination fees of $956 thousand, $1.0 million, and $839 thousand for the three months ended December 31, 2013, December 31, 2012, and September 30, 2013, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the years indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Year Ended December 31,
	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,186,705	$49,516	4.12%	$1,080,652	51,051	4.65%
Commercial loans collateralized by assignment of lease payments	1,385,355	53,599	3.87	1,188,022	53,019	4.46
Real estate commercial	1,684,358	78,383	4.59	1,813,421	92,218	5.00
Real estate construction	129,181	5,116	3.91	146,660	6,176	4.14
Total commercial related credits	4,385,599	186,614	4.20	4,228,755	202,464	4.71
Other loans
Real estate residential	310,644	12,306	3.96	311,537	14,033	4.50
Home equity	283,341	12,184	4.30	321,031	14,068	4.38
Indirect	238,828	13,018	5.45	197,423	11,926	6.04
Consumer loans	65,704	2,459	3.74	69,638	2,281	3.28
Total other loans	898,517	39,967	4.45	899,629	42,308	4.70
Total loans, excluding covered loans	5,284,116	226,581	4.29	5,128,384	244,772	4.77
Covered loans	324,382	17,136	5.28	562,914	31,582	5.61
Total loans	5,608,498	243,717	4.35	5,691,298	276,354	4.86
Taxable investment securities	1,393,341	26,084	1.87	1,542,814	33,424	2.17
Investment securities exempt from federal income taxes (3)	933,840	50,098	5.36	815,500	45,094	5.53
Federal funds sold	4,510	15	0.33	—	—	—
Other interest earning deposits	283,854	690	0.24	337,325	867	0.26
Total interest earning assets	$8,224,043	$320,604	3.90	$8,386,937	$355,739	4.24
Non-interest earning assets	1,167,834			1,161,048
Total assets	$9,391,877			$9,547,985
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,698,226	$3,483	0.13%	$2,646,299	$4,285	0.16%
Savings accounts	839,026	546	0.07	789,595	786	0.10
Certificates of deposit	1,368,835	6,990	0.52	1,725,462	12,532	0.76
Customer repurchase agreements	198,018	426	0.22	210,891	556	0.26
Total core funding	5,104,105	11,445	0.22	5,372,247	18,159	0.34
Wholesale funding:
Brokered accounts (includes fee expense)	270,218	8,221	3.04	406,908	12,655	3.11
Other borrowings	289,629	5,893	2.01	383,236	11,708	3.00
Total wholesale funding	559,847	14,114	2.26	790,144	24,363	2.70
Total interest bearing liabilities	$5,663,952	$25,559	0.45	$6,162,391	$42,522	0.69
Non-interest bearing deposits	2,234,537			1,973,666
Other non-interest bearing liabilities	195,397			137,302
Stockholders' equity	1,297,991			1,274,626
Total liabilities and stockholders' equity	$9,391,877			$9,547,985
Net interest income/interest rate spread (4)		$295,045	3.45%		$313,217	3.55%
Taxable equivalent adjustment		22,709			20,429
Net interest income, as reported		$272,336			$292,788
Net interest margin (5)			3.31%			3.49%
Tax equivalent effect			0.28%			0.24%
Net interest margin on a fully tax equivalent basis (5)			3.59%			3.73%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees of $3.6 million and $3.5 million for the year ended December 31, 2013 and 2012, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.